HASKELL & WHITE LLP

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

October 24, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Centergistic Solutions, Inc.'s ("Centergistic") statements included under Item 4 of its Form 8-K dated October 20, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with the first sentence of Item 4.01 (A) (i) or the entirety of Item 4.01 (B).

Very truly yours,

Haskell & White LLP

HASKELL & WHITE LLP

The Leading Edge Alliance member

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